Exhibit 24

ANHEUSER-BUSCH COMPANIES, INC.

POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the “Company”), hereby appoints Patrick T. Stokes, W. Randolph Baker and JoBeth G. Brown, and each of them acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the proposed registration under said Act of the shares of the common stock of the Company to be transferred to FBC Industries, its shareholders and other equity holders, in connection with the acquisition of the Anheuser-Busch, Incorporated wholesalership operating in and around Pomona, California (which shares are expected to number approximately 1.2 million). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed with the Securities and Exchange Commission, and to any amendments to said proposed Registration Statement.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of July 23, 2003.

/s/ PATRICK T. STOKES	/s/ W. RANDOLPH BAKER

Patrick T. Stokes President and Chief Executive Officer and Director (Principal Executive Officer)	W. Randolph Baker Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JOHN F. KELLY	/s/ AUGUST A. BUSCH III

John F. Kelly Vice President and Controller (Principal Accounting Officer)	August A. Busch III Director

/s/ CARLOS FERNANDEZ G.	/s/ JAMES J. FORESE

Carlos Fernandez G. Director	James J. Forese Director

/s/ JOHN E. JACOB	/s/ JAMES R. JONES

John E. Jacob Director	James R. Jones Director

/s/ CHARLES F. KNIGHT	/s/ VERNON R. LOUCKS, JR.

Charles F. Knight Director	Vernon R. Loucks, Jr Director

/s/ VILMA S. MARTINEZ	/s/ WILLIAM PORTER PAYNE

Vilma S. Martinez Director	William Porter Payne Director

/s/ JOYCE M. ROCHÉ	/s/ HENRY HUGH SHELTON

Joyce M. Roché Director	Henry Hugh Shelton Director

/s/ ANDREW C. TAYLOR	/s/ DOUGLAS A. WARNER III

Andrew C. Taylor Director	Douglas A. Warner III Director

/s/ EDWARD E. WHITACRE, JR.

Edward E. Whitacre, Jr. Director